Exhibit 10.2

February 22, 2007

Mr. Gary Grotjohn, Controller

Akron Riverview Corn Processors LLC

4808 F Avenue

Marcus, IA 51035

RE:          Financial Assistance Program Awards

Award Date: February 15, 2007

Contract #: P0702M01286

Dear Mr. Grotjohn:

I am pleased to inform you that the Iowa Department of Economic Development has awarded Akron Riverview Corn Processors LLC the following financial assistance for your project in Akron, Iowa:

High Quality Job Creation (HQJC) – estimated value	$12,187,500

Attached you will find a Sales and Use Tax Refund informational sheet describing the required forms for the tax credit program.  In a few weeks, our office will send you the necessary contract documents to finalize the terms and conditions of your company’s participation in this financial assistance award program.  The contract documents must be signed by authorized representatives of Akron Riverview Corn Processors LLC, Plymouth County, and IDED.

The Iowa Department of Economic Development looks forward to working with Akron Riverview Corn Processors LLC and Plymouth County on this important economic development project.  We are very pleased that you have chosen to make such a significant investment in Iowa.  Should you have any questions regarding this award, please contact your project manager, Peggy Russell at 515/242-4848.

Sincerely,

/s/ Michael L. Tramontina

Michael L. Tramontina
Interim Director

MT/mm

cc:	Senator Dave Mulder
Representative Chuck Soderberg
Kathy Showalter, PlanScape Partner
Jim Henrich, Plymouth County Board of Supervisors
Gary Tucker, Plymouth County Economic Development
IDED

Sales and Use Tax Refunds

As a participant in one of Iowa’s tax credit programs (Enterprise Zone, High Quality Job Creation Program, New Capital Investment Program, or New Jobs and Income Program), you may be eligible to receive a refund of the sales, service or use taxes paid during the construction phase of your project.  To file a claim for a refund of sales/use taxes in Iowa, please utilize the following forms which can be found on the Iowa Department of Revenue website at http://www.state.ia.us/tax/forms/sales.html.

Form IA-843 Claim for Refund

This form is to be used for all purchases made directly by the company for those goods and services that qualify for Iowa’s general sales and use tax refund.  Sales and use tax refunds on construction material and services must be claimed on the Construction Contract – Claim for Refund form.

The Department of Revenue asks that companies that have been approved for benefits under one of Iowa’s tax credit programs and are seeking sales and use tax refunds for gas, electric, water of sewer utility services used during the construction process use Form IA-843 for those specific utility-related sales and use tax refunds.

Please explain the kind of items being claimed in the “Reason for Refund Request” portion of the claim form and reference the law under which you are applying (i.e. 2005 Iowa Codes Section 15.331A, New Jobs and Income Program) and the Agreement Number given to you by the Iowa Department of Economic Development (i.e. 2001-EZ-04).  Also, per the instructions on the back of Form IA-843, be sure to include copies of the invoices or a schedule to support the claim.

Form 35-003 Construction Contract – Claim for Refund

This form is to be used for all construction projects related to sales and use tax refund claims involving a contractor or subcontractor.  Use this form to request a refund of the Iowa sales and use tax paid by a construction contractor and their sub-contractors (if any) on tangible property which: 1) is used by said contractor and subcontractor in performance of a written construction contract with the program participant; and 2) becomes a component or integral part of the project described.

On the “Description of Project” line include the Agreement Number given to you by the Iowa Department of Economic Development (i.e. 2001-EZ-04).  A Contractor’s Statement must be completed and attached.  If you are your own contractor, a Contractor’s Statement is still required.

These claims are for those sales and use tax refunds described in the Iowa Code Sections related to the applicable tax incentive program and must be filed within one (1) year after the project completion.

Form 35-002a Iowa Contractor’s Statement

This form requires the oath to be notarized by the contractor.  If you note the instructions on the back of the form, they should be adjusted to replace all references to “government body, private nonprofit educational institutions, or nonprofit museum” to the business participating in the tax credit program.  If you are your own contractor, the same applies.

It is very important that all portions of the Iowa Contractor’s Statement be completed by the contractor prior to filing the refund claim and all portions of Form IA-843 and Construction Contract – Claim for Refund be completed by the business eligible to receive the refund to insure the claim can be processed in a timely manner.

Form IA-148 Tax Credits Schedule

The Department of Revenue is now requiring a tax credit certificate number for all tax credits claimed in 2006 and future years.  After the business has fulfilled all conditions to receive program benefits as identified in the master contract and funding agreement, IDED will send the business a tax credit certificate.  The tax credit number will be used on Form IA 148.

Only state sales taxes may be refunded under these programs.  These programs do not cover local option sales taxes.

If you have any questions, please feel free to contact the Iowa Department of Revenue Help Line

Telephone: (515) 281-3114 or (800) 367-3388 or via email: idr@iowa.gov

March 1, 2007